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                                                                    EXHIBIT 99.7

                            ARTICLES OF INCORPORATION

                                       OF

                        WILTEL COMMUNICATIONS GROUP, INC.



                                    ARTICLE I



         The name of the corporation (hereinafter called the "Corporation") is:
WilTel Communications Group, Inc.

                                   ARTICLE II



         The purpose or purposes of this Corporation shall be to engage in any lawful acts or activities for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes (the "NRS").

                                   ARTICLE III



         The address of its registered office in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89511. The name of its registered agent at such address is The Corporation Trust Company of Nevada.

                                   ARTICLE IV

                                  Capital Stock

Section 1. Authorized Stock.

         The maximum number of shares of capital stock which this Corporation shall have authority to issue is 300,000,000 consisting of 200,000,000 shares of common stock, $.01 par value per share (the "Common Stock") and 100,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The powers, preferences and rights and the qualifications, limitations and restrictions in respect of the shares of each class are set forth in the following Sections.



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Section 2. Preferred Stock.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide for the issuance of up to 100,000,000 shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the NRS (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares constituting each such series and the designation of such series, the voting powers (if any) of the shares of such series subject to the provisions of Article XIII of these Articles of Incorporation, and the relative rights, powers, privileges, preferences and limitations of the shares of such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, a determination of the following:

         (a) the designation of the series, which may be made by distinguishing number, letter or title;

         (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease, but not above the total number of authorized, less any outstanding, shares of Preferred Stock (and not below the number of shares thereof then outstanding) in the manner permitted by law;

         (c) the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

         (d) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall cumulate;

         (e) if the shares of such series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

         (f) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

         (g) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or



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other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

         (h) restrictions on the issuance of shares of the same series or of any other class or series of capital stock of the Corporation, if any; and

         (i) the voting rights and powers, if any, of the holders of shares of the series, subject to the provisions of Article XIII of these Articles of Incorporation.

         Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration shall be retired and canceled and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 3. Common Stock.

A. Voting Rights.

         Subject to applicable law and these Articles of Incorporation, the shares of Common Stock shall vote together as a single class and each share of Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which stockholders shall have the right to vote. The authorized number of shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon exercise of any options, warrants or other security exercisable for Common Stock or conversion of the Preferred Stock or any other class or series of outstanding stock) by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, voting together as a single class. Except as otherwise provided by law or by another provision of these Articles of Incorporation or by a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders, and all matters to be voted on by stockholders must be approved by the holders of a majority of the shares of Common Stock entitled to vote, voting together as a single class; provided, however, that the holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment of these Articles of Incorporation (including any amendment of any provision of a Preferred Stock Designation) that solely relates to the powers, privileges, preferences or rights pertaining to one or more outstanding series of Preferred Stock, or the number of shares of any such series, and that does not affect the number of authorized shares of Preferred Stock or the powers, privileges and rights pertaining to the Common Stock, if the holders of any of such series of Preferred Stock are entitled, separately or together with the holders of any other series of Preferred Stock, to vote thereon pursuant to these Articles of Incorporation (including any Preferred Stock Designation) or pursuant to the NRS, unless a vote of holders of shares of Common Stock is otherwise required by any provision of the Preferred Stock Designation for any such series or any other provision of these Articles of Incorporation fixing the powers, privileges, and rights of any such series or the qualifications, limitations or restrictions thereon or is otherwise required by law. Holders of Preferred Stock of any series shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote, except as may be explicitly provided by any Preferred Stock Designation. The



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number of authorized shares of Preferred Stock may be increased or decreased
(but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to another provision of these Articles of Incorporation (including any Preferred Stock Designation). Holders of shares of Common Stock are not entitled to cumulate their votes.

B. Dividends and Distributions; No Preemption.

         Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. No shares of Common Stock shall have any preemptive rights.

C. 5% Ownership Limit.

         (i) Any attempted Transfer of Corporation Securities prior to the earlier of (A) the twelfth anniversary of the Effective Date, but in the event of the Investor Release, the second anniversary of the Effective Date, (B) the repeal, amendment or modification of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") (and any comparable successor provision) ("Section 382") in such a way as to render the restrictions imposed by Section 382 no longer applicable to the Corporation, (C) the beginning of a taxable year of the Corporation (or any successor thereof) in which no Tax Benefits are available,
(D) the determination by the Corporation's Board of Directors in accordance with
Article IV, Section 3.E herein that the Corporation shall elect that Section 382(l)(5) of the Code shall not apply, and (E) the date on which the limitation amount imposed by Section 382 in the event of an ownership change of the Corporation, as defined in Section 382, would not be materially less than the net operating loss carryforward or net unrealized built-in loss of the Corporation (the "Restriction Release Date") or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio if either (y) the transferor is a Five-Percent Shareholder or (z) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased; provided, that this paragraph (i) of this Section 3.C. of Article IV shall not apply to, nor shall any other provision in these Articles of Incorporation prohibit, restrict or limit in any way, (A) the issuance of Corporation Securities by the Corporation in accordance with the Second Amended Joint Chapter 11 Plan of Reorganization of Williams Communications Group, Inc. and CG Austria, Inc., dated August 12, 2002, as subsequently modified on September 30, 2002, which Plan was confirmed on September 30, 2002 by the United States Bankruptcy Court for the Southern District of New York in connection with Chapter 11 Case No. 02-11957 (the "Chapter 11 Plan"), (B) the Transfer of Corporation Securities from any trust or fund established pursuant to the Chapter 11 Plan for the settlement of claims; provided such transfer is in accordance with the Chapter 11 Plan and further provided that if the Investor Release has occurred, any such Transfer shall be subject to prior approval by the Board of Directors in accordance with the provisions of Article IV, Section 3 herein, which approval shall be granted if such Transfer shall not result in any



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collective increase in the amount of the percentage of Corporation Securities that is deemed to have changed ownership since the Effective Date under Section 382, (C) the Transfer of Corporation Securities pursuant to the Investor Release, and (D) the Transfer of Released Shares by any Person or group of Persons; provided that if any such Transfer pursuant to this clause (D) is to a Beneficial Owner of Corporation Securities, then that transferee must obtain prior approval by the Board of Directors in accordance with the provisions of
Article IV, Section 3 herein, which approval shall be granted if such Transfer shall not result in any collective increase in the amount of the percentage of Corporation Securities that is deemed to have changed ownership since the Effective Date under Section 382.

         (ii) The restrictions set forth in paragraph (i) of this Section 3.C. of Article IV shall not apply to an attempted Transfer that is a 5% Transaction if (A) the Transfer involves the acquisition by the Investor of a number of shares of Corporation Securities necessary to acquire ownership of such number of shares such that, immediately following such acquisition, the Investor shall own up to 49% of the issued and outstanding Corporation Securities in the aggregate, provided that there has been no reduction in the number of Corporation Securities owned at any time by the Investor since the Effective Date, (B) the transferor or the transferee obtains the prior written approval of the Board of Directors of the Corporation or a duly authorized committee thereof or (C) prior to the attempted Transfer that is a 5% Transaction, the Board of Directors or a duly authorized committee thereof determines in good faith upon request of the transferor or transferee that such Transfer is one of the following:

         (1) an acquisition by the Investor of a number of shares of Corporation Securities which represent a percentage of the issued and outstanding Corporation Securities at the time of the acquisition that is no greater than the difference between 49% and the percentage of Common Stock issued to the Investor under the Chapter 11 Plan, less a percentage calculated by dividing (y) the total of any Corporation Securities as to which the Investor has acquired Beneficial Ownership after the Effective Date through immediately prior to such acquisition by (z) the number of issued and outstanding Corporation Securities on the Effective Date;

         (2) a Transfer by the Investor consummated by the Investor on or prior to the second anniversary of the Effective Date, of Corporation Securities which, together with any Transfers of Corporation Securities by the Investor since the Effective Date, represent less than 15% of the issued and outstanding Corporation Securities at the time of the Transfer;

         (3) a 5% Transaction consummated by the Investor after the second anniversary of the Effective Date, which, together with any 5% Transactions consummated by the Investor during the three years prior to the consummation of such 5% Transaction (and after the Effective Date), represent aggregate 5% Transactions of less than 15% of the issued and outstanding Corporation Securities at the time of the Transfer;

         (4) a 5% Transaction consummated by any holder of Corporation Securities other than the Investor which, together with any 5% Transactions consummated by holders of Corporation Securities (other than the Investor) during the three years



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                  prior to the consummation of such 5% Transaction (and after the Effective Date), represent aggregate 5% Transactions of less than 15% of the issued and outstanding Corporation Securities at the time of the Transfer.

As a condition to granting its approval pursuant to clause (ii)(B) above, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits. The Board of Directors may exercise the authority granted by this Article IV, Section 3.C. through duly authorized officers or agents of the Corporation.

         (iii) As used in this Article IV Sections 3.C, D and E and elsewhere in these Articles of Incorporation, the following capitalized terms have the following meanings when used herein in with initial capital letters (and any references to any portions of Treasury Regulation Section 1.382-2T shall include any successor provisions):

                  An "Affiliate" of any Person means any other Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

                  "5% Transaction" means any Transfer of Corporation Securities described in clause (y) or (z) of clause (i) of Section 3.C. of Article IV, subject to the proviso of such clause (i).

                  A Person will be deemed the "Beneficial Owner" of, and will be deemed to "Beneficially Own," and will be deemed to have "Beneficial Ownership" of:

                           (a) any securities that such Person or any of such
                  Person's Affiliates or Associates is deemed to "Beneficially Own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement and any securities deposited into a trust established by or on behalf of the Person or any of its Affiliates or Associates, the sole beneficiaries of which are the shareholders of the Person; and

                           (b) any securities (the "Underlying Securities") that
                  such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the Beneficial Owner of the securities convertible into or exchangeable for the Underlying Securities)



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                           (c) any securities Beneficially Owned by persons that
                  are part of a "group" (within the meaning of Rule 13d-5(b) under the Exchange Act) with such Person.

                  For purposes of calculating a percentage of Voting Securities Beneficially Owned by any Person, such calculation will be based on the aggregate number of issued and outstanding securities at the time of such calculation, but will not include in the denominator any such securities issuable upon any options, warrants or other securities that are exercisable for such securities.

                  "Corporation Securities" means (i) shares of Common Stock,
                  (ii) shares of Preferred Stock, (other than preferred stock described in Section 1504(a)(4) of the Code) (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interest that would be treated as "stock" of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18).

                  "Effective Date" means the date the transactions contemplated by the Chapter 11 Plan are consummated in accordance with the Chapter 11 Plan.

                  "Escrow Agreement" means the Escrow Agreement dated as of October 15, 2002 among the Corporation, TWC, Leucadia National Corporation and The Bank of New York.

                  "Five-Percent Shareholder" means a Person or group of Persons that is identified as a "5-percent shareholder" of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g); provided, however, that, if the Investor Release shall have occurred, the Investor shall not be considered to be such a "5-percent shareholder" unless the Investor Beneficially Owns 5% or more of the Corporation Securities at any time after the occurrence of such Investor Release.

                  "Investor" means Leucadia National Corporation and its Affiliates and successors, and in the event of an Investor Release shall not mean TWC.

                  "Investor Release" means the surrender by the Investor on February 28, 2003, or as otherwise provided in, or agreed to in writing by the parties to, the Escrow Agreement, of its shares of Common Stock to the Corporation and/or to TWC and the expiration or release to the respective issuing bank of the letters of credit delivered to the escrow agent pursuant to the Escrow Agreement, all in accordance with the terms of
                  Section 5 of the Escrow Agreement.

                  "Person" means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

                  "Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article IV, Section 3.C.



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                  "Released Shares" means the shares of Common Stock surrendered by the Investor pursuant to the Investor Release.

                  "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

                  "Transfer" means, any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition, other than a sale, transfer, assignment, conveyance, pledge, or other disposition to a wholly owned subsidiary of the transferor or, if the transferor is wholly owned by a Person, to a wholly owned subsidiary of such Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)).

                  "TWC" means The Williams Companies, Inc.

                  "Voting Securities" means all securities that by their terms are entitled to vote generally in the election of directors of the Corporation (without giving effect to any contractual limitations on voting).

         (iv) Each certificate representing shares of Common Stock issued prior to the Restriction Release Date shall contain the legend set forth on Exhibit A hereto, evidencing the restrictions set forth in this Article IV, Sections 3.C., 3.D., and 3.E; provided, however, that in the event of an Investor Release, the Released Shares shall contain the legend set forth on Exhibit B hereto. The By-laws of the Corporation may make appropriate provisions to effectuate the requirements of Sections 3.C. and 3.D. of this Article IV.

D. Treatment of Excess Securities.

         (i) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Article IV,
Section 3.D., shall also be a Prohibited Transfer.

         (ii) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with



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any dividends or other distributions that were received by the Purported
Transferee from the Corporation with respect to the Excess Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's-length transactions (over the New York Stock Exchange or other national securities exchange on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Shares before receiving the Corporation's demand to surrender the Excess Shares to the Agent, the Purported Transferee shall be deemed to have sold the Excess Shares for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (iii) of this Article IV, Section 3.D. if the Agent rather than the Purported Transferee had resold the Excess Shares.

         (iii) The Agent shall apply any proceeds of a sale by it of Excess Shares and, if the Purported Transferee had previously resold the Excess Shares, any amounts received by it from a Purported Transferee, as follows: (x) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (y) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Shares (or the fair market value, (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer or, (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board of Directors, of the Excess Shares at the time of the Prohibited Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (z) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors, provided, however, that if the Excess Shares (including any Excess Shares arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater percentage stock ownership interest as determined in accordance with Treasury Regulation Section 1.382-2T(g), (h), (j) and (k) ("Percentage Stock Ownership") in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Shares exceeding a 4.99% Percentage Stock Ownership interest in such class shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited



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Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (y) of the preceding sentence. In no event shall the proceeds of any sale of Excess Shares pursuant to this Article IV, Section 3.D. inure to the benefit of the Corporation.

         (iv) If the Purported Transferee fails to surrender the Excess Shares or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a demand pursuant to paragraph (ii) of this
Article IV, Section 3.D., then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.

         (v) The Corporation shall make the demand described in paragraph (ii) of this Article IV, Section 3.D. within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of Sections 3.C. and 3.D. of this Article IV shall apply nonetheless.

E. Board Authority.

         The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with Article IV, Sections 3.C. and 3.D., including, without limitation, (A) the identification of Five-Percent Shareholders, (B) whether a Transfer is a 5% Transaction or a Prohibited Transfer, (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (y) of paragraph (iii) of this Article IV, Section 3.D., and (F) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of Article IV, Sections 3.C. and 3.D. The Board of Directors shall have the sole power to determine whether the Corporation shall make an election that Section 382(l)(5) of the Code shall not apply; provided that, the Board of Directors shall not make the determination to make such an election prior to March 15, 2003. The Board of Directors shall authorize that the Continuing Directors or the Independent Company Directors (as defined in the Stockholders Agreement) may, at the Corporation's expense, retain legal counsel and financial advisors as they deem appropriate in furtherance of their obligations under these Articles of Incorporation or the Stockholders Agreement.

F. Liquidation.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

G. Certain Actions Following Change in Board.

         (i) During the period beginning on the Effective Date and ending on the earlier of the fifth anniversary thereof or the Expiration Date, at any time following the election of a majority



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of the members of the Board of Directors who are not Continuing Directors, in
addition to any other approval of the Board of Directors or the stockholders of the Corporation required by these Articles of Incorporation or applicable law, prior approval by either (A) a vote of holders of 75% of the issued and outstanding Voting Securities, voting together as a single class at an annual or special meeting of the stockholders of the Corporation or (B) a vote of a majority of the Continuing Directors, will be required for the consummation of any Business Combination Transaction unless such Business Combination
Transaction:

                  (x) provides consideration payable to holders of Voting Securities of each class in the Business Combination Transaction that is the same form of consideration payable and at least equal in value to the consideration paid to any other holders of Voting Securities of the same class in such Business Combination Transaction (including for these purposes any consideration otherwise directly or indirectly paid to an Interested Stockholder in respect of Voting Securities beneficially owned by it from the Acquiring Person in any transaction or series of transactions related to the Business Combination Transaction),

                  (y) provides to all holders of Voting Securities the opportunity to participate in the Business Combination Transaction, provided that all holders of Voting Securities, including without limitation, the Interested Stockholder and its Affiliates, will be subject to pro ration if the number of Voting Securities to be acquired by the Acquiring Person is less than all of the issued and outstanding Voting Securities, and

                  (z) provides for the acquisition by the Acquiring Person of at least a majority of the Voting Securities not beneficially owned by the Interested Stockholder or its Affiliates; provided, that in the event of the Investor Release, this Article IV, Section 3.G(i)(z) shall not apply to TWC.

         (ii) As used in this Article IV Section 3.G and elsewhere in these Articles of Incorporation, the following capitalized terms have the following meanings when used herein in with initial capital letters:

                  "Associate" has the respective meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Acquiring Person"means any Person (other than the Corporation, any Company Related Person or any Interested Stockholder), together with its Affiliates, proposing or consummating a Business Combination Transaction.

                  "Business Combination Transaction" means any acquisition of securities, including by tender or exchange offer, and any merger, consolidation, business combination, sale of all or substantially all of the assets of the Corporation and its subsidiaries, dissolution, liquidation, restructuring, recapitalization or similar transaction of or involving the Corporation.

                  "Company Related Person" means (i) any subsidiary of the Corporation or (ii) any employee benefit or stock ownership plan of the Corporation or of any subsidiary of the Corporation or any entity holding Common Stock for or pursuant to the terms of any such plan.

                  "Continuing Directors" means any member of the Board of Directors of the Corporation who is not (i) an Acquiring Person, (ii) an Affiliate or Associate of an Acquiring Person,
                  (iii) a representative or nominee of an Acquiring Person, or any Affiliate or Associate thereof or (iv) a person designated by the Interested Stockholder to be its representative nominee for election to the Board of Directors pursuant to the Stockholders Agreement, other than in the case of this clause
                  (iv) a designee of the Interested Stockholder who is an Independent Company Director (as defined in the Stockholders Agreement), and, in the case of each of clauses (i) through
                  (iv) above, who either (A) is a member of the Board of Directors of the Corporation as of the Effective Date or (B) subsequently becomes a member of the Board of Directors of the Corporation and whose election or nomination for election to the Board of Directors of the Corporation is approved or recommended by a vote of a majority of the Board of Directors of the Corporation or a duly authorized Nominating Committee thereof, which majority includes a majority of the Continuing Directors then on the Board of Directors of the Corporation or such Nominating Committee, but excluding for this clause (B) any member whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of members of the Board of Directors of the Corporation or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Corporation.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect on the Effective Date.

                  "Expiration Date" means the earliest to occur of (i) the acquisition by any Person other than the Interested Stockholder of Beneficial Ownership of 33% or more of the issued and outstanding Voting Securities (excluding for purposes of such calculation any securities convertible into, exchangeable for or exercisable for any Voting Securities until such time as such securities become immediately convertible into, exchangeable for or exercisable for any Voting Securities), (ii) (A) the prior written consent expressed in a written resolution approved by a majority of the members of the Board of Directors of the Corporation who are "independent" (as defined below), (B) the approval of the holders of a majority of the Voting Securities that are not Beneficially Owned by the Interested Stockholder or any of its Affiliates, voting together as a single class, or (C) the consummation of a Permitted Investor Tender Offer, in any such case that results in the Interested Stockholder Beneficially Owning more than 50% of the issued and outstanding Voting Securities, and (iii) at such time as the Interested Stockholder no longer Beneficially Owns at least 10% of the shares of Common Stock of the Corporation issued and outstanding. For purposes of this definition, "independent" means an individual member of the Board of Directors of the Corporation who (1) is "independent" of the Corporation within the meaning of the rules of the New York Stock Exchange, or if the Corporation is listed or traded on another stock exchange, the principal stock exchange on which the Corporation's Common Stock is listed or traded, and the rules of the Securities and Exchange Commission, in each case as in effect from time to time, (2) is "independent" of the Interested Stockholder within the meaning of the rules of the New York Stock Exchange and the rules of the Securities and Exchange Commission, in each case as in effect from time to time, (3) is not an officer, director or employee of the Interested Stockholder or any of its Affiliates or an officer or employee of the Corporation or any of its Affiliates, (4) does not have any relationship with the Interested Stockholder of the type described in Item 404(b) of Regulation S-K under the Exchange Act and the Securities Act of 1933, as amended (as if the Interested Stockholder were the "registrant" and the individual were a director or nominee for election on the board of directors of the Interested Stockholder), and (5) is not a 10% or more stockholder of the Interested Stockholder.

                  "Interested Stockholder" means any Person who Beneficially Owned, prior to or on the Effective Date, more than 10% of the Voting Securities issued and outstanding on Effective Date, and any transferee of such Person if the transferee has agreed to be bound by the same contractual restrictions to which such Person is bound pursuant to a contract with the Corporation, and if the Investor Release has occurred, shall also mean TWC.

                  "Permitted Investor Tender Offer" means a tender or exchange offer made by or on behalf of the Investor or any of its Affiliates, and if the Investor Release has occurred, TWC, after the second anniversary of the Effective Date for Voting Securities that (i) is subject to a non-waivable condition that the holders of at least a majority of the Voting Securities that are not beneficially owned by the Investor or any Affiliate of the Investor have tendered and not withdrawn their Voting Securities (the "Minimum Tender Condition"), (ii) is open to all holders of Voting Securities, (iii) provides for the payment of consideration to all holders of Voting Securities of each class whose shares are purchased in the tender or exchange offer that is the same form of consideration payable and consideration at least equal in value to the consideration paid to any other holder of Voting Securities of the same class during the tender or exchange offer, (iv) complies with the applicable provisions of the Exchange Act, (v) is consummated by the purchase of all Securities tendered therein and not withdrawn, subject to pro ration if the number of Voting Securities that are tendered exceeds the amount sought to be purchased, after satisfaction and without waiver of the Minimum Tender Condition, (vi) seeks to purchase and are purchased to the extent Voting Securities are tendered herein (and not withdrawn) at least a majority of the Voting Securities that are not Beneficially Owned by the Investor or any Affiliate of the Investor; provided that if the Investor Release has occurred, this clause (vi) shall not apply, and (vii) if the Investor Release has occurred, seeks to purchase at least a majority of the Voting Securities that are not Beneficially Owned by TWC.

                  "Stockholders Agreement" means the Stockholders Agreement between the Corporation and Leucadia National Corporation, a New York corporation, or, if the Investor Release occurs, the Stockholders Agreement between the Corporation and TWC.

         (iii) Nothing contained in this Article IV, Section 3.G. shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         (iv) The fact that any Business Combination Transaction complies with the provisions of clause (ii) of this Article IV, Section 3.G. shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination Transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination Transaction.

         (v) Notwithstanding anything to the contrary elsewhere contained in these Articles of Incorporation, the affirmative vote of the holders of at least 75% of the combined voting power of the then-outstanding shares of stock of all classes and series of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, whether by amendment, merger or otherwise, this Article IV, Section 3.G.

                                    ARTICLE V

                        Purchase of Shares by Corporation

         The Corporation may purchase any shares of outstanding capital stock of the Corporation or the right to purchase any such shares of capital stock from any holder thereof on terms and conditions established by the Board of Directors or a duly authorized committee thereof.

                                   ARTICLE VI

                               Board of Directors

SECTION 1. Number and Terms.

         A. The number of directors of the Corporation shall be nine and shall initially consist of the following persons:

         John Patrick Collins, c/o WilTel Communications Group, Inc., One Technology Center, Tulsa, OK 74103;

         Ian M. Cumming, c/o Leucadia National Corporation, 315 Park Avenue South, New York, NY 10010-3607;

         William H. Cunningham, P.O. Box E, Austin, TX 78713;

         Michael Diament, 301 Commerce Street, Suite 2975, Ft. Worth, TX 76102;

         Alan J. Hirschfield, Data Broadcasting Corp., 3490 Clubhouse Drive, Suite 206, Wilson, WY 83014;

         Howard E. Janzen, Williams Communications, LLC, One Technology Center, Tulsa, OK 74103;

         Jeffrey C. Keil, Ellesse, LLC, 445 Park Avenue, 22nd Floor, New York, NY 10022;

         Michael P. Ressner, 5909 Applegarth Lane, Raleigh, NC 27614; and

         Joseph S. Steinberg, c/o Leucadia National Corporation, 315 Park Avenue South, New York, NY 10010-3607.

         Each director of the Corporation shall hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Unless and except to the extent that the By-laws shall so require, the election of directors need not be by written ballot.

         (B) If the Investor Release occurs, Article VI, Section 1.A above shall have no force or affect and this Section 1.B shall govern the number and terms of the Board of Directors:

         (i) Immediately following the occurrence of the Investor Release, the number of directors of the Corporation shall be seven. A majority of the Independent Directors may increase the number of directors of the Corporation to no greater than nine, so long as such increase is made in connection with a New Investment. A "New Investment" shall mean any acquisition by any Person of direct or Beneficial Ownership of at least 10% of the Corporation Securities.

         (ii) Classification of Directors. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified. Until the second anniversary of the Effective Date, the directors of the Corporation shall be divided into two classes, hereby designated as Class I and Class II. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders and the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders. Immediately following the occurrence of the Investor Release, for the purposes hereof, the initial Class I directors shall be those two directors selected by TWC pursuant to the Stockholders Agreement in effect following an Investor Release and the chief executive officer of the Corporation. Immediately following the occurrence of the Investor Release, the initial Class II directors shall be Michael Diament, John Patrick Collins, William H. Cunningham and Michael P. Ressner or their respective successors as may have been duly appointed pursuant to these Articles of Incorporation, the By-laws and the Stockholders Agreement in effect prior to the Investor Release. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as the Continuing Directors determine.

SECTION 2. Vacancies.

         Any vacancy on the Board of Directors of the Corporation shall be filled in accordance with the procedures set forth in the By-laws of the Corporation (the "By-laws").

SECTION 3. Notice.

         Advance notice of nominations for the election of directors and business to be transacted at any stockholders' meeting shall be given in the manner and to the extent provided in the By-laws.

SECTION 4. Removal.

         Any director may be removed from office by the affirmative vote of the holders of at least 66 and 2/3% of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class.

SECTION 5. Amendment of this Article.

         Notwithstanding anything to the contrary elsewhere contained in these Articles of Incorporation, the affirmative vote of the holders of a majority or, in the case of Section 4 of this Article VI, 66 and 2/3%, of the combined voting power of the then-outstanding shares of stock of all classes and series of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, whether by amendment, merger or otherwise, this
Article VI.

                                   ARTICLE VII

                               Stockholder Action

SECTION 1. No Action by Consent in Lieu of a Meeting.

         Except as otherwise provided pursuant to the provisions of these Articles of Incorporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

SECTION 2. Meetings.

         Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the entire Board of Directors and any power of stockholders to call a special meeting, to require the Board of Directors to call a special meeting or to act by written consent in lieu of a meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

         Notwithstanding the foregoing, whenever the holders of any one or more outstanding series of Preferred Stock shall have the right, voting separately by class or series, as applicable, to elect directors at an annual or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors establishing such series of Preferred Stock pursuant to Article IV of these Articles of Incorporation.

SECTION 3. Stockholder Nomination of Director Candidates and other Stockholder Proposals.

         Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the By-laws (as amended and in effect from time to time).

SECTION 4. Amendment of this Article.

         Notwithstanding anything to the contrary contained in these Articles of Incorporation, the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of stock of all classes and series of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, whether by amendment, merger or otherwise, this
Article VII.

                                  ARTICLE VIII

                                     By-laws

         Except as may be provided in the By-laws from time to time, the Board of Directors shall have the power to adopt, alter, amend or repeal the By-laws. Except as may be provided in the By-laws from time to time, the stockholders of the Corporation may adopt, amend or repeal the By-laws but only by the affirmative vote of holders of at least a majority of the combined voting power of the then-outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of stockholders, voting together as a single class.

                                   ARTICLE IX

                    Indemnification; Limitation of Liability

SECTION 1. Indemnification.

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or its predecessor, Williams Communications Group, Inc., a Delaware corporation ("WCG"), or any of their respective direct or indirect subsidiaries or is or was serving at the request of the Corporation or WCG as a director or officer of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the NRS, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph C of this Section 1 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Paragraph A of this Section 1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the NRS requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise.

C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Section 1 shall be contract rights. If a claim under Paragraph A or B of this Section 1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at anytime thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the NRS, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the NRS. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct and, in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 1 or otherwise, shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Section 1 shall not be exclusive of any right which any person may have or hereafter acquire under these Articles of Incorporation, the By-laws, any law, statute, rule, regulation, agreement, vote of stockholders or disinterested directors, or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the NRS.

F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director or officer of any direct or indirect subsidiary of the Corporation or WCG or, at the request of the Corporation or WCG, of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, limited liability company, partnership, joint venture, trust or other enterprise.

G. Any repeal or modification of the foregoing provisions of this Section 1 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

H. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification rights and rights to the advancement of expenses to any employee or agent of the Corporation who serves or served to the fullest extent of the provision of this Article with respect to the indemnification and advancement of expenses to directors and officers.

SECTION 2. Limited Liability.

         No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 78.300 of the NRS, or

(iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Section 2 is in effect shall be deemed to be doing so in reliance on the provisions of this Section 2, and neither the amendment or repeal of this Section 2, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Section 2, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Section 2 are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by the By-laws, any law, statute, rule, regulation, agreement, vote of stockholders or disinterested directors, or otherwise.

                                    ARTICLE X

                               Perpetual Existence

         The Corporation is to have perpetual existence.

                                   ARTICLE XI

                                   Amendments

         Except as otherwise provided by law or these Articles of Incorporation, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to these Articles of Incorporation must be approved by the holders of a majority of the shares of Common Stock entitled to vote, voting together as a single class. Except as otherwise provided by these Articles of Incorporation, any amendment to these Articles of Incorporation to increase the authorized shares of any class requires the approval only of the holders of a majority of the shares of Common Stock entitled to vote, voting together as a single class, subject to the rights set forth in any series of Preferred Stock.

                                   ARTICLE XII

                           Certain Sections of the NRS

SECTION 1. Certain Sections of the NRS

         Pursuant to Section 78.378 of the NRS, the restrictions of Sections
78.378 to 78.3793 of the NRS do not apply to any acquisition of shares of voting stock of the Corporation by Leucadia National Corporation or any other Person. Pursuant to Section 78.434 of the NRS, the Corporation elects not to be governed by Sections 78.411 to 78.444 of the NRS, inclusive.

SECTION 2. Amendment of this Article

         Notwithstanding anything to the contrary contained in these Articles of Incorporation, in the event of the Investor Release, the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of stockholders, voting together as a single class, or unanimous vote of the Board of Directors shall be required to (i) alter, amend or repeal, or to adopt any provision inconsistent with, whether by amendment, merger or otherwise, this Article XII, or (ii) adopt any direct or indirect restrictions in these Articles of Incorporation with respect to the Transfer of Corporation Securities not already contained herein.

                                  ARTICLE XIII

                Section 1123 of the United States Bankruptcy Code

         The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the United States Bankruptcy Code (the "Bankruptcy Code") as in effect on the effective date of the Chapter 11 Plan; provided, however, that this Article XIII of these Articles of Incorporation of the Corporation: (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.

         IN WITNESS WHEREOF, the undersigned sole incorporator has executed these Articles of Incorporation on this 14th day of October, 2002.

                                       /s/  P. DAVID NEWSOME, JR.
                                       -----------------------------------------
                                       Name:    P. David Newsome, Jr.
                                       Address: One Technology Center
                                                Tulsa, OK 74103

                                                                       EXHIBIT A


                           FORM OF COMMON SHARE LEGEND

"THE SHARES OF WILTEL COMMUNICATIONS GROUP, INC. COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO THE PLAN OF REORGANIZATION FOR WILLIAMS COMMUNICATIONS GROUP, INC., AS CONFIRMED BY THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE IV, SECTIONS 3.C., 3.D., AND 3.E. OF THE ARTICLES OF INCORPORATION OF WILTEL COMMUNICATIONS GROUP, INC. REPRINTED IN SUBSTANTIAL PART ON THE PAGES ATTACHED TO THIS CERTIFICATE. WILTEL COMMUNICATIONS GROUP, INC. WILL FURNISH A COPY OF ITS ARTICLES OF INCORPORATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO WILTEL COMMUNICATIONS GROUP, INC. AT ITS PRINCIPAL PLACE OF BUSINESS."



                                                                       EXHIBIT B


                           FORM OF COMMON SHARE LEGEND

"THE SHARES OF WILTEL COMMUNICATIONS GROUP, INC. COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO THE PLAN OF REORGANIZATION FOR WILLIAMS COMMUNICATIONS GROUP, INC., AS CONFIRMED BY THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION APPLICABLE TO "RELEASED SHARES" PURSUANT TO
ARTICLE IV, SECTIONS 3.C., 3.D., AND 3.E. OF THE ARTICLES OF INCORPORATION OF WILTEL COMMUNICATIONS GROUP, INC. REPRINTED IN SUBSTANTIAL PART ON THE PAGES ATTACHED TO THIS CERTIFICATE. WILTEL COMMUNICATIONS GROUP, INC. WILL FURNISH A COPY OF ITS ARTICLES OF INCORPORATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO WILTEL COMMUNICATIONS GROUP, INC. AT ITS PRINCIPAL PLACE OF BUSINESS."



                                       A-1